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                                                      EXHIBIT 23






Independent Auditors' Consent





     We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement
No. 33-52674 of American Banknote Corporation on Form S-8; Post-Effective Amendment No. 1 to Registration Statement
No. 33-67560 of American Banknote Corporation on Form S-8; and Registration Statement No. 33-58455 of American Banknote Corporation on Form S-8 of our report dated February 21, 1997 appearing in this Annual Report on Form 10-K of American Banknote Corporation for the year ended December 31, 1996.







s/ Deloitte & Touche LLP
New York, New York
March 27, 1997